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                                                                    EXHIBIT 99.1

[AURORA BIOSCIENCES CORPORATION LOGO]


AURORA BIOSCIENCES CORPORATION
CONTACT: DOUG FARRELL                      11010 TORREYANA ROAD
SENIOR DIRECTOR, INVESTOR RELATIONS &      SAN DIEGO, CA 92121
    CORPORATE COMMUNICATIONS

E-mail: ir@aurorabio.com                   Phone: (858) 404-6767
Website: http://www.aurorabio.com          Fax: (858) 404-6714

                AURORA BIOSCIENCES ADOPTS STOCKHOLDER RIGHTS PLAN

SAN DIEGO, CALIFORNIA (APRIL 3, 2001) -- Aurora Biosciences Corporation (Nasdaq:
ABSC) announced that its Board of Directors approved the adoption of a Stockholder Rights Plan under which all stockholders of record as of April 17, 2001 will receive rights to purchase shares of a new series of Preferred Stock.

The Rights Plan is designed to enable all Aurora stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire Aurora. The adoption of the Rights Plan is intended as a means to guard against abusive takeover tactics.

The rights will be distributed as a non-taxable dividend and will expire ten years from the date of adoption of the Rights Plan. The rights will be exercisable only if a person or group acquires 15 percent or more of Aurora's Common Stock. If a person acquires 15 percent or more of Aurora's Common Stock, all rights holders except the buyer will be entitled to acquire Aurora Common Stock at a discount. The effect will be to discourage acquisitions of 15 percent or more of Aurora's Common Stock without negotiations with the Board.

The rights will trade with Aurora's Common Stock, unless and until they are separated upon the occurrence of certain future events. Aurora's Board of Directors may terminate the Rights Plan at any time or redeem the rights prior to the time a person acquires 15 percent or more of Aurora's Common Stock. Additional details regarding the Rights Plan will be outlined in a summary to be mailed to all stockholders following the Record Date.

Aurora Biosciences(R) develops and commercializes technologies, products and services to accelerate the discovery of new medicines. Our core technologies include a broad portfolio of proprietary fluorescence assay technologies and screening platforms designed to provide an integrated solution for drug discovery. Our fluorescence assay technologies include our GeneBLAzer(TM), GenomeScreen(TM), PhosphoryLIGHT(TM) and Vivid(TM) technologies, as well as a broad collection of fluorescent proteins. Our screening platforms include our ultra-high throughput screening system, the UHTSS(R) Platform, our automated master compound store, the AMCS, and our ion channel technology screening platform, which includes our proprietary voltage sensor probes and voltage ion probe reader, the VIPR(TM) subsystem. We also provide assay development and screening services as part of our drug discovery collaborations. Our Big Biology(TM) Initiative is an internal drug discovery program focused on the identification of promising preclinical candidates within all major classes of gene targets. Our technologies and drug discovery capabilities have been commercially validated by over 20 major life sciences companies and research organizations, including American Home Products, Bristol-Myers Squibb Co., Ceres, Inc., Cystic Fibrosis Foundation, Eli Lilly & Co., Families of SMA, GlaxoSmithKline, Genentech, Inc., Johnson & Johnson, Merck & Co., Inc., NV Organon Laboratories, Pfizer, Inc., Pharmacia and Roche, in the form of commercialization agreements for discovery collaborations, research services, licenses or systems. For additional information on Aurora's services and products, please contact Sales and Marketing via email at marcom@aurorabio.com.


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Page 2                                                        Aurora Biosciences
April 3, 2001


Statements in this press release that are not strictly historical are "forward-looking" statements which involve a high degree of technological and competitive risks and uncertainties that exist in Aurora's operations and business environment. Such statements, including, without limitation, statements regarding the anticipated benefits and expected consequences of the Rights Plan and statements regarding the potential applications of Aurora's technologies are only predictions and Aurora's actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include Aurora's ability to develop and commercialize new technologies, as well as commercial acceptance of such technologies, Aurora's ability to rapidly identify promising drug candidates through its Big Biology initiative, Aurora's dependence on patents and proprietary rights, Aurora's ability to generate additional sales of products and services, Aurora's dependence on pharmaceutical and biotechnology collaborations and the development or availability of competing technologies, products or services. These factors and others are more fully described in Aurora's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission. For additional corporate information, visit the Aurora website at http://www.aurorabio.com.

Aurora Biosciences(R), Big Biology(TM), GeneBLAzer(TM), GenomeScreen(TM), PhosphoryLIGHT(TM), UHTSS(R), VIPR(TM) and Vivid(TM) are trademarks of Aurora Corporation.


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